UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2008

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (845) 365-0600

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 18, 2008, Vision-Sciences, Inc. (the "Company") entered into a $10.0 million revolving line of credit agreement with Merrill Lynch Bank USA ("Bank"), pursuant to the terms of a Merrill Lynch Loan Management Account Agreement (the "Loan Agreement"). The Loan Agreement permits the Company to borrow funds from the Bank from time-to-time at fixed, variable or term rates. The current rate for borrowing by the Company is set at LIBOR plus 1.75%. Any outstanding amounts for variable rate borrowings may be repaid at the Company's option at any time without penalty or premium. If the Company repays a fixed advance or term advance prior to its scheduled repayment date, the Company will be required to pay a breakage fee to the Bank. The amount of advances available under the Loan Agreement from time to time is based on the value of, and secured by, the securities maintained by the Company with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Under the Loan Agreement, the Bank has the right to demand repayment, in whole or in part, at any time, of any outstanding amounts. As of today, the Company has not requested any advances under the Loan Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective January 18, 2008, the Company entered into a Merrill Lynch Loan Management Account Agreement a as described in Item 1.01, above, the, the contents of which are, to the extent applicable, incorporated into this Item 2.03 by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits

 Exhibit No.                        Description

      99.1          Merrill Lynch Loan Management Account Agreement (the "Agreement") between
                       Vision-Sciences, Inc. and Merrill Lynch Bank USA ("Bank") and accompanying
                       Commitment Letter from the Bank. (Filed herewith).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vision-Sciences, Inc. (Registrant)
January 24, 2008 (Date)	/s/ YOAV M. COHEN Yoav M. Cohen Chief Financial Officer